UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on October 20, 2020, Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pioneer, Pearl First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pioneer (“Merger Sub Inc.”), Pearl Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Merger Sub LLC”), Pearl Opco Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pioneer (“Opco Merger Sub LLC”), Parsley Energy, Inc., a Delaware corporation (“Parsley”), and Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”). The Merger Agreement provides for, among other things, (i) the merger of Merger Sub Inc. into Parsley (the “First Parsley Merger”), with Parsley continuing as the surviving corporation (the “Surviving Corporation”), (ii) simultaneously with the First Parsley Merger, the merger of Opco Merger Sub LLC into Opco LLC (the “Opco Merger”), with Opco LLC continuing as the surviving company, and (iii) immediately following the First Parsley Merger and the Opco Merger, the merger of the Surviving Corporation into Merger Sub LLC (together with the First Parsley Merger and the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity and a wholly-owned subsidiary of Pioneer. As a result of the Mergers, Parsley will become a wholly-owned subsidiary of Pioneer. On December 4, 2020, Parsley and Pioneer filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus for the solicitation of proxies in connection with the special meetings of Pioneer’s stockholders and Parsley’s stockholders, each to be held on January 12, 2021, to vote upon, among other things, matters necessary to complete the Mergers (the “Joint Proxy Statement/Prospectus”).

Litigation Related to the Mergers

Following the filing of the preliminary joint proxy statement/prospectus on November 23, 2020 (the “Preliminary Joint Proxy Statement/Prospectus”), 12 complaints have been filed with respect to the Mergers as of January 5, 2021: three in the United States District Court for the District of Delaware, captioned as Wang v. Parsley Energy, Inc. et al, No. 1:20-cv-01600 (D. Del.) (the “Wang Action”), Horde v. Parsley Energy, Inc. et al, No. 1:20-cv-1642 (D. Del.) (the “Horde Action”), and Smith v. Parsley Energy, Inc. et al, No. 1:20-cv-01649 (D. Del.) (the “Smith Action”); seven in the United States District Court for the Southern District of New York, captioned as Neal v. Parsley Energy, Inc. et al, No. 1:20-cv-10355 (S.D.N.Y.) (the “Neal Action”), Reyna v. Parsley Energy, Inc. et al, No. 1:20-cv-10453 (S.D.N.Y.) (the “Reyna Action”), Poole v. Parsley Energy, Inc. et al, No. 1:20-cv-10456 (S.D.N.Y.) (the “Poole Action”), Hutson v. Parsley Energy, Inc. et al, No. 1:20-cv-105049 (S.D.N.Y.) (the “Hutson Action”), Bushansky v. Parsley Energy, Inc. et al, No. 1:20-cv-10635 (S.D.N.Y.) (the “Bushansky Action”), Gebhardt v. Parsley Energy, Inc. et al, No. 1:20-cv-10793 (S.D.N.Y.) (the “Gebhardt Action”) and Prinzel v. Parsley Energy, Inc. et al, No. 1:20-cv-10877 (S.D.N.Y) (the “Prinzel Action”); one in the United States District Court for the Eastern District of New York, captioned as Ortiz v. Parsley Energy, Inc. et al, No. 1:20-cv-06043 (E.D.N.Y.) (the “Ortiz Action”, and, together with the Wang Action, the Horde Action, the Smith Action, the Neal Action, the Reyna Action, the Poole Action, the Hutson Action, the Bushansky Action, the Gebhardt Action and the Prinzel Action, the “Federal Court Actions”); and one in the Supreme Court of the State of New York for the County of New York, captioned as Gupta v. Parsley Energy, Inc. et al, No. 656659/2020 (Sup. Ct. N.Y. Cty) (the “Gupta Action” and, together with the Federal Court Actions, the “Stockholder Actions”). The Stockholder Actions were filed by purported Parsley stockholders and name Parsley and the members of the Parsley board of directors as defendants. The Horde Action, Gupta Action and Smith Action also name Pioneer, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC as defendants.

The Federal Court Actions allege, among other things, that the Preliminary Joint Proxy Statement/Prospectus fails to disclose certain allegedly material information in violation of Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as Rule 14a-9 under the Exchange Act. The Gupta Action is a putative class action and asserts claims for breach of fiduciary duty against the members of the Parsley board of directors and claims for aiding and abetting breach of fiduciary duty against Parsley, Pioneer and the merger subsidiaries. The complaint alleges that consideration for the Mergers is inadequate, that certain aspects of the sales process were deficient, that there are conflicts of interest between Parsley insiders and Parsley’s public stockholders and that the Preliminary Joint Proxy Statement/Prospectus omitted material information. The Stockholder Actions seek injunctive relief enjoining the Mergers and damages and costs, among other remedies.

It is possible that additional, similar complaints may be filed or the complaints described above may be amended. If this occurs, Pioneer and Parsley do not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains materially new or different allegations. Although Pioneer and Parsley cannot predict the outcome of or estimate the possible loss or range of loss from these matters, Pioneer, Parsley and Parsley’s defendant directors believe that these complaints are without merit and intend to vigorously defend them.

Pioneer and Parsley believe that these claims are without merit and no supplemental disclosures are required under applicable laws; however, in order to avoid the risk of the Stockholder Actions delaying the Mergers and to minimize the expense of defending the Stockholder Actions, and without admitting any liability or wrongdoing, Pioneer and Parsley are voluntarily making certain disclosures below that supplement those contained in the Joint Proxy Statement/Prospectus. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Pioneer and Parsley specifically deny all allegations in the foregoing complaints, including that any additional disclosure was or is required, and believe that the supplemental disclosures contained herein are immaterial.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

Pioneer and Parsley are supplementing the Joint Proxy Statement/Prospectus with certain additional information set forth below. These disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety. All page references are to pages in the Joint Proxy Statement/Prospectus, and all terms used below, unless otherwise defined, have the meanings set forth in the Joint Proxy Statement/Prospectus. New text is bolded and underlined.

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Background of the Mergers” is hereby amended and supplemented by:

Replacing the second sentence of the fifth full paragraph on page 61 in its entirety with the following:

The confidentiality agreement prohibited certain requests to waive the confidentiality agreement, but allowed an interested party to make private proposals (including waiver requests) to the Parsley board to the extent such proposals would not create a legal disclosure obligation and also contained a “fall away” provision rendering the standstill obligations inapplicable upon certain events related to a change of control transaction involving the other party, including that the standstill provisions would fall-away if Parsley entered into an agreement with another party similar to the merger agreement.

Replacing the second full paragraph on page 71 in its entirety with the following:

The same day, Messrs. Thompson and Alameddine discussed a possible transaction bonus pool program for Parsley employees, but ultimately decided that the parties would not establish a separate transaction bonus pool program. Rather, Parsley would proceed with its normal bonus program. Messrs. Thompson and Alameddine also discussed the treatment of the 280(G) excise tax that certain Parsley employees may owe as a result of payments in connection with the mergers. At no time during the parties’ negotiations with respect to the proposed transaction did representatives of Pioneer and Parsley engage in discussions regarding post-transaction employment of any Parsley employees.

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Certain Parsley Unaudited Prospective Financial and Operating Information” is hereby amended and supplemented by:

Inserting the following sentence at the end of the third bullet on page 88:

Parsley Case C consists of a reserves-based financial forecast that includes asset-level projections on a standalone basis, and as such does not independently forecast certain corporate line items.

Inserting the following sentence at the end of the fourth bullet on page 88:

Parsley Case D consists of a reserves-based financial forecast that includes asset-level projections on a standalone basis, and as such does not independently forecast certain corporate line items.

Inserting the following as a line item in the table at the top of page 89 under the heading “Parsley Case A” and revising footnote (5) to such table as follows:

Total revenue	$1,677	$1,873	$1,901	$2,031	$2,032

(5)    Other expense for 2020E represents hedge settlements (changes in accrual) of $11 million, restructuring costs of $8 million associated with a reduction in force and the relocation of certain employees to a different office building, cash exploration and abandonment costs, including cash charges incurred for non-recurring seismic information, of $7.1 million, amortization of debt related costs, including interest income, of $1.7 million, rig stacking expense comprising lump sum contract termination costs of $14.9 million, non-cash plugging and abandonment adjustments of $1 million and other non-cash operating cash flow items of $0.1 million.

Inserting the following as a line item in the table at the bottom of page 89 under the heading “Parsley Case B” and revising footnote (5) to such table as follows:

Total revenue	$1,708	$1,931	$1,916	$2,024	$2,013

(5)    Other expense for 2020E represents hedge settlements (changes in accrual) of $11 million, restructuring costs of $8 million associated with a reduction in force and the relocation of certain employees to a different office building, cash exploration and abandonment costs, including cash charges incurred for non-recurring seismic information, of $7.1 million, amortization of debt related costs, including interest income, of $1.7 million, rig stacking expense comprising lump sum contract termination costs of $14.9 million, non-cash plugging and abandonment adjustments of $1 million and other non-cash operating cash flow items of $0.1 million.

Inserting the following as a line item in the table in the middle of page 90 under the heading “Parsley Case C”:

Total revenue	$920	$1,836	$1,848	$1,903	$1,989	$2,061	$2,145

Inserting the following as a line item in the table at the bottom of page 90 under the heading “Parsley Case D”:

Total revenue	$920	$1,836	$1,848	$1,903	$1,989	$2,289	$2,382

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Opinions of Pioneer’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC” is hereby amended and supplemented by:

Replacing the second and third paragraphs under the heading “Illustrative Discounted Cash Flow Analysis—Parsley” on pages 96 and 97 in their entirety with the following:

Without Pioneer expected synergies. Using discount rates ranging from 7.5% to 8.5%, reflecting estimates of Parsley’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2020 (i) estimates of the unlevered free cash flows to be generated by Parsley on a standalone basis, excluding Pioneer expected synergies, for the period from September 30, 2020 to December 31, 2024, as reflected in the Pioneer projections (without synergies) for Parsley, and (ii) a range of illustrative terminal values for Parsley as of December 31, 2024, calculated by applying perpetuity growth rates ranging from (0.5)% to 0.5% to the estimate of the terminal year unlevered free cash flow of Parsley of approximately $785 million, as reflected in the Pioneer projections for Parsley (which analysis implied multiples of the implied terminal values derived for Parsley to estimated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for Parsley, as reflected in the Pioneer projections for Parsley, for 2024, ranging from 6.2x to 8.0x). Goldman Sachs derived the discount rates referenced above by application of the capital asset pricing model (“CAPM”), which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Pioneer projections for Parsley on a standalone basis and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative enterprise values for Parsley by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived the net debt of Parsley as of September 30, 2020 of approximately $3.161 billion, as reflected in Parsley’s consolidated balance sheet as of that date, and the TRA payment, to derive a range of illustrative equity values for Parsley. Goldman Sachs then divided the range of illustrative equity values it derived for Parsley on a standalone basis by the fully diluted shares of Parsley Class A common stock (including shares issuable in exchange for outstanding Parsley LLC stapled units) outstanding as of October 19, 2020 of 416,532,582, calculated based on equity information provided by Parsley management and approved for Goldman Sachs’ use by Pioneer management, to derive a range of illustrative present values per share of Parsley Class A common stock and Parsley LLC stapled unit of $13.88 to $19.29.

With Pioneer expected synergies. Goldman Sachs performed the same discounted cash flow analysis described above for Parsley, taking into account Pioneer expected synergies, using discount rates ranging from 7.5% to 8.5%, reflecting estimates of Parsley’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2020 (i) estimates of the unlevered free cash flows to be generated by Parsley taking into account Pioneer expected synergies, for the period from

September 30, 2020 to December 31, 2024, as reflected in the Pioneer projections for Parsley and the Pioneer expected synergies, and (ii) a range of illustrative terminal values for Parsley as of December 31, 2024, calculated by applying perpetuity growth rates ranging from (0.5)% to 0.5% to the estimate of the terminal year unlevered free cash flow of Parsley of approximately $862 million, as reflected in the Pioneer projections for Parsley and the Pioneer expected synergies (which analysis implied multiples of the implied terminal values derived for Parsley to estimated EBITDA for Parsley, as reflected in the Pioneer projections for Parsley and the Pioneer expected synergies for 2024, ranging from 6.4x to 8.4x). Goldman Sachs derived the discount rates referenced above by application of CAPM. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Pioneer projections for Parsley and the Pioneer expected synergies and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative enterprise values for Parsley by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative adjusted enterprise values it derived the net debt of Parsley as of September 30, 2020 of approximately $3.161 billion, as reflected in Parsley’s consolidated balance sheet as of that date, and the TRA payment, to derive a range of illustrative equity values for Parsley. Goldman Sachs then divided the range of illustrative equity values it derived for Parsley on a standalone basis by the fully diluted shares of Parsley Class A common stock outstanding as of October 19, 2020 of 416,532,582, calculated based on equity information provided by Parsley management and approved for Goldman Sachs’ use by Pioneer management, to derive a range of illustrative present values per share of Parsley Class A common stock and Parsley LLC stapled unit of $16.08 to $22.01.

Replacing the second and third paragraphs under the heading “Discounted Cash Flow Analysis—Pioneer Standalone” on page 98 in their entirety with the following:

Using discount rates ranging from 6.5% to 7.5%, reflecting estimates of Pioneer’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2020 (i) estimates of the unlevered free cash flows to be generated by Pioneer on a standalone basis for the period from September 30, 2020 to December 31, 2024, as reflected in the Pioneer projections for Pioneer, and (ii) a range of illustrative terminal values for Pioneer on a standalone basis as of December 31, 2024, calculated by applying perpetuity growth rates ranging from 1.25% to 2.25% to the estimate of the terminal year unlevered free cash flow of Pioneer of approximately $1.275 billion, as reflected in the Pioneer projections for Pioneer (which analysis implied multiples of the implied terminal values derived for Pioneer to EBITDA for Pioneer, as reflected in the Pioneer projections for Pioneer on a standalone basis, for 2024, ranging from 5.8x to 8.7x). Goldman Sachs derived the discount rates referenced above by application of CAPM. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Pioneer projections for Pioneer on a standalone basis and market expectations regarding long-term real growth of gross domestic product and inflation.

Goldman Sachs derived a range of illustrative enterprise values for Pioneer on a standalone basis by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived the net debt (including finance leases and net contingent fee obligations) of Pioneer on a standalone basis as of September 30, 2020 of approximately $2.899 billion, as provided by Pioneer management, to derive a range of illustrative equity values for Pioneer on a standalone basis. Goldman Sachs then divided the range of illustrative equity values it derived for Pioneer on a standalone basis by the fully diluted shares of Pioneer common stock outstanding as of October 19, 2020 (ranging from 166,125,442 shares outstanding to 166,159,037 shares outstanding), calculated based on equity information provided by Pioneer management, to derive a range of illustrative present values per share of Pioneer common stock on a standalone basis of $98.80 to $150.22.

Replacing the second and third paragraphs under the heading “Discounted Cash Flow Analysis—Pioneer Pro Forma” on pages 98 and 99 in their entirety with the following:

Using discount rates ranging from 6.5% to 7.5%, reflecting estimates of Pioneer’s weighted average cost of capital on a pro forma basis, Goldman Sachs discounted to present value as of September 30, 2020 (i) estimates of the unlevered free cash flows to be generated by Pioneer on a pro forma basis for the period from September 30, 2020 to December 31, 2024, as reflected in the Pioneer projections for Pioneer on a pro forma basis, and (ii) a range of illustrative terminal values for Pioneer on a pro forma basis as of December 31, 2024, calculated by applying perpetuity growth rates ranging from 0.5% to 1.5% to the estimate of the terminal year unlevered free cash flow of Pioneer of approximately $2.136 billion, as reflected in the Pioneer projections for Pioneer (which analysis implied multiples of the implied terminal values derived for Pioneer to estimated EBITDA for Pioneer, as reflected in the Pioneer projections on a pro forma basis for Pioneer, for 2024, ranging from 6.1x to 8.6x). Goldman Sachs derived the discount rates referenced above by application of CAPM. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Pioneer projections on a pro forma basis and market expectations regarding long-term real growth of gross domestic product and inflation.

Goldman Sachs derived a range of illustrative enterprise values for Pioneer on a pro forma basis by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived the net debt (including finance leases and net contingent fee obligations) of Pioneer on a pro forma basis as of September 30, 2020 of approximately $6.06 billion, as provided by Pioneer management and the TRA payment, to derive a range of illustrative equity values for Pioneer on a pro forma basis. Goldman Sachs then divided the range of illustrative equity values it derived for Pioneer on a pro forma basis by the fully diluted shares of Pioneer common stock outstanding as of October 19, 2020 (ranging from 218,278,421 shares outstanding to 218,537,878 shares outstanding), calculated based on equity information provided by Pioneer management, to derive a range of illustrative present values per share of Parsley Class A common stock and Parsley LLC stapled unit on a pro forma basis of $109.00 to $159.18.

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Opinions of Pioneer’s Financial Advisors—Opinion of Morgan Stanley & Co. LLC” is hereby amended and supplemented by:

Replacing the first table on page 106 in its entirety with the following:

Transaction	Announce Date	Closing Date	Transaction Value ($MM)	TV / Current Production ($/Boepd)	TV / EBITDAX (FY + 1) (x)	Offer Price / CFPS (FY + 1) (x)
Permian Basin
ConocoPhillips / Concho Resources, Inc.	10/19/2020	N / A	$13,351	$41,854	5.0x	3.8x
Parsley Energy, Inc. / Jagged Peak Energy, Inc.	10/14/2019	01/10/2020	$2,278	$57,966	5.1x	3.9x
Diamondback Energy / Energen	8/14/2018	11/29/2018	$9,197	$94,428	8.8x	8.3x
Concho Resources / RSP Permian	3/28/2018	07/19/2018	$9,301	$149,054	9.9x	9.4x
Diversified, Partially Permian or Other Basin
Devon Energy Corporation / WPX Energy, Inc.	9/26/2020	N/ A	$5,730	$34,334	3.7x	2.0x
Chevron Corporation / Noble Energy, Inc.	7/20/2020	10/05/2020	$13,251	$37,860	7.1x	3.3x
Callon Petroleum Company / Carrizo Oil & Gas, Inc.	7/15/2019	12/20/2019	$3,167	$74,865	4.3x	1.9x
Occidental Petroleum Corporation / Anadarko Petroleum Corporation	5/9/2019	08/08/2019	$57,469	$77,295	7.0x	5.9x
Encana Corporation / Newfield Exploration Company	11/1/2018	02/13/2019	$7,729	$38,919	4.9x	3.9x
Chesapeake Energy Corporation / WildHorse Resource Development Corporation	10/30/2018	02/01/2019	$3,804	$81,466	5.6x	3.9x

Replacing the paragraph under the heading “Pioneer Discounted Cash Flow Analysis” on page 107 in its entirety with the following:

With respect to Pioneer, Morgan Stanley calculated a range of implied total equity values of Pioneer and values per share of Pioneer common stock based on estimates of future unlevered free cash flows of Pioneer based on estimates by Pioneer management from January 1, 2021 through December 31, 2024. Morgan Stanley calculated a terminal value range of $16,451 million to $23,763 million for Pioneer by applying an exit multiple range of 4.5x to 6.5x to the EBITDA of Pioneer for the terminal year, based on Morgan Stanley’s professional judgement and taking into account Pioneer’s historical trading multiples. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of December 31, 2020 using discount rates of 7.2% to 8.8%, representing the range of discount rates for Pioneer selected by Morgan Stanley based on Morgan Stanley’s estimation of Pioneer’s weighted average cost of capital of 7.2% to 8.8%. Morgan Stanley then deducted the net debt of Pioneer from the resulting value to derive equity value. Net debt was based on the estimated $1.668 billion of net debt as of December 31, 2020 provided in the Pioneer projections. Based on the above-described analysis, Morgan Stanley derived a range of implied values per share of Pioneer common stock as of December 31, 2020 of $82.05 to $120.50.

Replacing the paragraph under the heading “Parsley Discounted Cash Flow Analysis” on page 107 in its entirety with the following:

With respect to Parsley, Morgan Stanley calculated a range of implied total equity values of Parsley and values per share of Parsley Class A common stock based on estimates of future unlevered free cash flows of Parsley based on the Pioneer projections for Parsley from January 1, 2021 through December 31, 2024. Morgan Stanley calculated a terminal value range of $5,614 million to $8,421 million for Parsley by applying an exit multiple range of 4.0x to 6.0x to the EBITDA of Parsley for the terminal year, based on Morgan Stanley’s professional judgement and taking into account Parsley’s historical trading multiples. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of December 31, 2020 using discount rates of 7.9% to 9.3%, representing the range of discount rates for Parsley selected by Morgan Stanley based on Morgan Stanley’s estimation of Parsley’s weighted average cost of capital of 7.9% to 9.3%. Morgan Stanley then deducted the net debt of Parsley from the resulting value to derive equity value. Net debt was based on the estimated $2.846 billion of net debt as of December 31, 2020 provided in the Pioneer projections for Parsley. Based on the above-described analysis, Morgan Stanley derived a range of implied values per share of Parsley Class A common stock as of December 31, 2020 of $8.35 to $13.94.

Replacing the first paragraph under the heading “Equity Research Valuation—Parsley” on page 108 in its entirety with the following:

Morgan Stanley reviewed sell-side analyst price targets per share of Parsley Class A common stock prepared and published on Bloomberg by 31 equity research analysts during the time period from August 6, 2020 to October 19, 2020. These targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of Parsley Class A common stock and were not discounted to reflect present values. The range of undiscounted price targets for shares of Parsley Class A common stock, based on the lowest and highest targets, was $11.00 per share to $20.00 per share.

Replacing the first paragraph under the heading “Equity Research Valuation—Pioneer” on page 108 in its entirety with the following:

Morgan Stanley reviewed sell-side analyst price targets per share of Pioneer common stock prepared and published on Bloomberg by 34 equity research analysts during the time period from August 4, 2020 to October 19, 2020. These targets generally reflect each analyst’s estimate of the 12-month future public market trading price per share of Pioneer common stock and were not discounted to reflect present values. The range of undiscounted price targets for shares of Pioneer common stock, based on the lowest and highest targets, was $91.00 per share to $170.00 per share.

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Opinions of Parsley’s Financial Advisors—Opinion of Credit Suisse Securities (USA) LLC” is hereby amended and supplemented by:

Replacing the first and second paragraphs under the heading “Discounted Cash Flow Analysis—Corporate” on page 120 in their entirety with the following:

Parsley. Credit Suisse performed a discounted cash flow analysis with respect to Parsley by calculating the estimated net present value of the projected after-tax, unlevered, free cash flows of Parsley based on the Parsley Corporate Forecast—9/22/20. Based on its professional judgment and experience, Credit Suisse applied terminal multiples of 4.75x—5.75x to Parsley’s estimated EBITDAX for year ended December 31, 2024 and discount rates, reflecting estimates of Parsley’s weighted average cost of capital, ranging from 9.5% to 11.5% to the projected unlevered free cash flows and terminal value. The discounted cash flow analysis for Parsley indicated an implied reference range per share of the Parsley Class A common stock of $8.91 to $12.23. While the Parsley Corporate Forecast—10/15/20 was based on different oil price assumptions than the Parsley Corporate Forecast—9/22/20 and Pioneer Corporate Forecast—9/22/20, and consequently was not directly comparable to the Parsley Corporate Forecast—9/22/20 and Pioneer Corporate Forecast—9/22/20, Credit Suisse also performed for informational purposes a discounted cash flow analysis with respect to Parsley based on the Parsley Corporate Forecast—10/15/20 using the same terminal multiples and discount rates as described above, which indicated an implied reference range per share of Parsley Class A common stock of $8.80 and $12.09.

Pioneer. Credit Suisse performed a discounted cash flow analysis with respect to Pioneer by calculating the estimated net present value of the projected after-tax, unlevered, free cash flows of Pioneer based on Pioneer Corporate Forecast—9/22/20. Based on its professional judgment and experience, Credit Suisse applied terminal multiples of 5.5x—6.5x to Pioneer’s estimated EBITDAX for year ended December 31, 2024 and discount rates, reflecting estimates of Pioneer’s weighted average cost of capital, ranging from 9.0% to 11.0% to the projected unlevered free cash flows and terminal value. The discounted cash flow analysis for Pioneer indicated implied reference range per share of Pioneer common stock of $90.65 to $113.14.

Replacing the first and second paragraphs under the heading “Discounted Cash Flow Analysis—Net Asset Value” on page 121 in their entirety with the following:

Parsley. Credit Suisse performed a discounted cash flow analysis with respect to Parsley by calculating the estimated net present value of the projected after-tax, unlevered, free cash flows of Parsley that were projected to be generated over a period of approximately fifty years based on the Parsley Reserves-Based Forecast—10/15/20 and the Parsley Reserves-Based Forecast—Alternate Pricing. Based on its professional judgment and experience, Credit Suisse applied discount rates, reflecting estimates of Parsley’s weighted average cost of capital, ranging from 9.5% to 11.5% to the projected unlevered free cash flows. This discounted cash flow analysis for Parsley indicated implied reference ranges per share of Parsley Class A common stock of $6.62 to $9.05 (Parsley Reserves-Based Forecast—10/15/20) and $8.97 to $11.98 (Parsley Reserves-Based Forecast – Alternate Pricing).

Pioneer. Credit Suisse performed a discounted cash flow analysis with respect to Pioneer by calculating the estimated net present value of the projected after-tax, unlevered, free cash flows of Pioneer that were projected to be generated over a period of approximately fifty years based on the Pioneer Reserves-Based Forecast—10/15/20 and Pioneer Reserves-Based Forecast—Alternate Pricing. Based on its professional judgment and experience, Credit Suisse applied discount rates, reflecting estimates of Pioneer’s weighted average cost of capital, ranging from 9.0% to 11.0% to the projected unlevered free cash flows. This discounted cash flow analysis for Pioneer indicated implied reference ranges per share of Pioneer common stock of $66.04 to $81.62 (Pioneer Reserves-Based Forecast—10/15/20) and $78.77 to $97.59 (Pioneer Reserves-Based Forecast—Alternate Pricing).

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Opinions of Parsley’s Financial Advisors—Opinion of Wells Fargo Securities, LLC” is hereby amended and supplemented by:

Replacing the first sentence of the second paragraph under the heading “Discounted Cash Flow Analysis” on page 126 in its entirety with the following:

For Parsley’s discounted cash flow analysis, Wells Fargo Securities applied terminal EBITDAX multiples of 4.75x to 5.75x and discount rates ranging from 7.75% to 9.25%, both of which were chosen by Wells Fargo Securities based on its experience and professional judgment taking into account an analysis of Parsley’s weighted average cost of capital.

Replacing the first sentence of the third paragraph under the heading “Discounted Cash Flow Analysis” on page 126 in its entirety with the following:

For Pioneer’s discounted cash flow analysis, Wells Fargo Securities applied terminal EBITDAX multiples of 5.50x to 6.50x and discount rates ranging from 7.25% to 8.75%, both of which were chosen by Wells Fargo Securities based on its experience and professional judgment taking into account an analysis of Pioneer’s weighted average cost of capital.

Replacing the first paragraph on page 127 (including the bullets, but excluding the table that immediately follows) in its entirety with the following:

For Parsley, the selected companies and corresponding multiples were:

	TEV / 2021E EBITDAX	P / 2021E CFPS	TEV / 2021E Production
Cimarex Energy Co.	4.3x	2.5x	$20,026
Concho Resources Inc.	5.6x	4.4x	$43,112
Devon Energy Corporation	4.2x	2.3x	$39,946
Diamondback Energy, Inc.	4.8x	2.2x	$37,154
Pioneer	6.3x	5.4x	$44,543

The average, low and high of such financial data for the selected companies were:

Replacing the third paragraph on page 127 (including the bullets, but excluding the table that immediately follows) in its entirety with the following:

For Pioneer, the selected companies and corresponding multiples were:

	TEV / 2021E EBITDAX	P / 2021E CFPS	TEV / 2021E Production
Concho Resources Inc.	5.6x	4.4x	$43,112
Devon Energy Corporation	4.2x	2.3x	$39,946
Diamondback Energy, Inc.	4.8x	2.2x	$37,154
EOG Resources, Inc.	4.6x	4.1x	$30,846
Parsley	5.8x	3.7x	$41,382

The average, low and high of such financial data for the selected companies were:

The section of the Joint Proxy Statement/Prospectus titled “The Mergers—Interests of Certain Parsley Directors and Officers in the Mergers” is hereby amended and supplemented by:

Inserting the following at the end of the disclosure on page 140:

Summary of Total Pioneer Shares and or Equity Awards to be Received by Parsley’s Insiders.

The following table sets forth as of the close of business on November 30, 2020, with regard to (i) each member of the Parsley board; (ii) each of Parsley’s NEOs; and (iii) the members of the Parsley board and Parsley’s current executive officers as a group (collectively, the “Parsley insiders”): (A) the total number of shares of Parsley Class A common stock beneficially owned as of November 30, 2020, (B) the total number of Parsley LLC units beneficially owned as of November 30, 2020, (C) the total number of shares of Parsley Class A common stock underlying Parsley restricted stock unit awards held by such persons that will become vested at closing (with respect to performance-based restricted stock unit awards, based on deemed achievement of the maximum level of performance) and (D) the total number of shares of Pioneer common stock that would be issuable to such persons at closing of the mergers assuming the conversion of all such Parsley Class A common stock, Parsley LLC units and Parsley restricted stock unit awards into the right to receive the merger consideration on the terms set forth in the merger agreement.

	Shares Beneficially Owned by and Awards Held by Parsley Insiders
	Class A Common Stock(1)	LLC Units	Restricted Stock Unit Awards(2)	Total Pioneer Shares to be Received at the Effective Time(3)
Directors and Named Executive Officers:
Bryan Sheffield	10,129,559	21,198,751	—	3,922,304
Matt Gallagher	768,530	1,000,000	751,815	315,546
Ryan Dalton	378,473	1,076,327	321,408	222,380
David Dell’Osso	39,749	—	438,997	59,938
Colin Roberts	251,455	—	204,642	57,103
Mike Hinson	411,056	1,287,610	83,310	223,102
A.R. Alameddine	140,834	—	24,565	20,708
Ronald Brokmeyer	39,421	—	20,374	7,486
William Browning	27,082	—	20,374	5,941
Dr. Hemang Desai	43,283	—	20,374	7,970

	Shares Beneficially Owned by and Awards Held by Parsley Insiders
	Class A Common Stock(1)	LLC Units	Restricted Stock Unit Awards(2)	Total Pioneer Shares to be Received at the Effective Time(3)
Karen Hughes	18,755	—	20,374	4,899
James J. Kleckner	234,023	—	20,374	31,850
David H. Smith	52,398	—	20,374	9,111
S. Wil VanLoh, Jr	65,416,239	—	20,374	8,192,664
Jerry Windlinger	35,000	—	20,374	6,933
Directors and executive officers as a group (15 persons)	77,685,495	23,275,078	2,008,915	12,891,774

(1)	Includes performance-based restricted shares of Parsley Class A common stock and time-based restricted shares of Parsley Class A common stock.
(2)

Includes the (A) aggregate number of shares of Parsley Class A common stock subject to time-based restricted stock unit awards held by such individuals as of November 30, 2020 and (B) the aggregate number of unvested shares of Parsley Class A common stock subject to the Parsley performance-based restricted stock unit awards based on deemed achievement of the maximum level of performance (200%) applicable to such Parsley performance-based restricted stock unit awards held by such individuals as of November 30, 2020. The time-based restricted stock unit awards held by the Parsley executives listed whose employment will be terminated in connection with the mergers will vest immediately upon closing of the mergers. The time-based restricted stock unit awards held by members of the Parsley board will immediately vest upon closing of the mergers. The performance-based restricted stock unit awards will immediately vest upon closing of the mergers.

(3)

Calculated by adding the sum of (1) the product of the sum of the amounts listed in the columns titled “Class A Common Stock” and “LLC Units”, multiplied by the exchange ratio of 0.1252, taking into account that no fractional shares of Pioneer common stock will be issued to such holders and cash will be paid to such holders in lieu of any such fractional shares of Pioneer common stock, and (2) the product of the amounts listed in column titled “Restricted Stock Unit Awards”, multiplied by the exchange ratio of 0.1252, rounding down or up to the nearest whole share.

—END OF SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS—

Additional Information and Where to Find It

In connection with the proposed transaction between Pioneer and Parsley, Pioneer has filed, and the SEC declared effective on December 4, 2020, a registration statement on Form S-4 (the “Registration Statement”), which contains a joint proxy statement of Pioneer and Parsley and a prospectus of Pioneer (the “Joint Proxy Statement/Prospectus”). Pioneer and Parsley commenced the mailing of the Joint Proxy Statement/Prospectus to Pioneer’s stockholders and Parsley’s stockholders on or about December 8, 2020. Pioneer and Parsley may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Joint Proxy Statement/Prospectus or the Registration Statement or for any other document that Pioneer or Parsley may file with the SEC and/or send to their respective stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIONEER AND INVESTORS AND STOCKHOLDERS OF PARSLEY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Registration Statement and the Joint Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pioneer or Parsley with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from Pioneer at www.pxd.com or by directing a request to Pioneer’s Investor Relations Department at ir@pxd.com or free of charge from Parsley at www.parsleyenergy.com or by directing a request to Parsley’s Investor Relations Department at ir@parsleyenergy.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Pioneer, Parsley and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding Pioneer’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 9, 2020, in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020, and in certain of its Current Reports on Form 8-K. Information regarding Parsley’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on April 6, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement, the Joint Proxy Statement/Prospectus and other relevant materials relating to the proposed transaction filed with the SEC. Stockholders and other investors should read the Joint Proxy Statement/Prospectus carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in the news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer and Parsley are subject to a number of risks and uncertainties that may cause Pioneer’s and Parsley’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the risk that Pioneer’s and Parsley’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to development activities on Pioneer’s or Parsley’s assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that Pioneer or Parsley may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required governmental and regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, management and other employees; the effect of this communication on Pioneer’s or Parsley’s stock prices; transaction costs; volatility of commodity prices, product supply and demand; the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform Pioneer’s and Parsley’s drilling and operating activities, access to and availability of transportation, processing, fractionation, refining, storage and export facilities; Pioneer’s and Parsley’s ability to replace reserves, implement its business plans or complete its development activities as scheduled; access to and cost of capital; the financial strength of counterparties to Pioneer’s or Parsley’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s and Parsley’s oil, natural gas liquids and gas production; uncertainties about estimates of reserves and resource potential; identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying forecasts, including forecasts of production, cash flow, well costs, capital expenditures, rates of return to shareholders, expenses, cash flows from purchases and sales of oil and gas net of firm transportation commitments, sources of funding and tax rates; quality of technical data; environmental and weather risks, including the possible impacts of climate change; cybersecurity risks; ability to implement stock repurchases; the risks associated with the ownership and operation of Pioneer’s oilfield services businesses and acts of war or terrorism. These and other risks are described in Pioneer’s and Parsley’s Annual Reports on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and other filings with the Securities and Exchange Commission. In addition, Pioneer and Parsley may be subject to currently unforeseen risks that may have a materially adverse impact on the combined company. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company and Parsley undertake no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date: January 5, 2021